Exhibit (g)(6)

Execution Version

AMENDMENT TO SPECIAL CUSTODY AND PLEDGE AGREEMENT
(Short Sales and Exchange-Listed Options)

This Amendment, (hereinafter “Amendment”), dated as of October 31, 2011 among each registered investment company on behalf of itself or its series listed on Schedule A attached hereto ("Customer"),  GOLDMAN, SACHS & CO., a New York limited partnership ("Broker"), and STATE STREET BANK AND TRUST COMPANY as custodian hereunder ("Custodian").

WHEREAS, Broker, each Customer and the Custodian entered into a Special Custody and Pledge Agreement dated as of August 1, 2011 (the “Agreement”); and

WHEREAS, the parties hereto wish to amend the Agreement as set forth below.

NOW THEREFORE, in consideration of the mutual agreements herein contained, the parties agree as follows:

1.	The Agreement and its Schedule A (which revised version is attached) are amended to reflect the addition of the following to the Agreement as a Customer:

AMERICAN CENTURY CAPITAL PORTFOLIOS, INC.
Market Neutral Value Fund

AMERICAN CENTURY QUANTITATIVE EQUITY FUNDS, INC.
Core Equity Plus Fund
Disciplined Growth Plus Fund
NT Core Equity Plus Fund

2.	Broker, each Customer, and the Custodian hereby agree to be bound by all of the terms, provisions, covenants, and obligations set forth in the Agreement.

3.	Except as specifically amended hereby, all other terms and conditions of the Agreement shall remain in full force and effect.

4.	This Amendment may be executed in multiple counterparts, which together shall constitute one instrument.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, each of the undersigned has caused this Amendment to be executed in its name and on its behalf by a duly authorized officer as of the date set forth above.

CUSTOMER:	EACH REGISTERED INVESTMENT COMPANY
ON BEHALF OF ITSELF OR ITS SERIES
LISTED ON SCHEDULE A ATTACHED HERETO,
SEVERALLY AND NOT JOINTLY

By: /s/ Otis H. Cowan
Name: Otis H. Cowan
Title: Asst. Vice President

BROKER:	GOLDMAN, SACHS & CO.

By: /s/ John Levene
Name: John Levene
Title: Managing Director

CUSTODIAN:	STATE STREET BANK AND TRUST COMPANY

By: /s/ Michael F. Rogers
Name: Michael F. Rogers
Title:  Executive Vice President

Amendment to Special Custody and Pledge Agreement

Schedule A

to
Special Custody and Pledge Agreement
(Short Sales and Exchange-Listed Options)
Among
each registered investment company (Customer),
Goldman, Sachs & Co. (Broker), and
State Street Bank and Trust Company (Custodian)
Dated as of: August 1, 2011
(Updated as of October 31, 2011)

AMERICAN CENTURY CAPITAL PORTFOLIOS, INC.
Market Neutral Value Fund

AMERICAN CENTURY QUANTITATIVE EQUITY FUNDS, INC.
Core Equity Plus Fund
Disciplined Growth Plus Fund
Equity Market Neutral Fund
NT Core Equity Plus Fund

Sch A-1